Exhibit 10.9

SECURITIES TRANSFER AGREEMENT

This Securities Transfer Agreement is dated as of [●], 2022 (this “Agreement”), by and among Inkstone Feibo Acquisition Sponsor LLC, a Delaware limited liability company (the “Seller”), and the parties identified on the signature page hereto (each a “Buyer” and collectively, the “Buyers”).

WHEREAS, the Seller is a sponsor of Inkstone Feibo Acquisition Corporation, a Delaware corporation (the “Company”), a newly-organized blank check company, or special purpose acquisition company, formed for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”);

WHEREAS, the Company is contemplating its initial public offering of 60,000,000 units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one warrant (the “IPO”);

WHEREAS, the Company has granted the underwriters in the IPO an option (the “Over-allotment Option”) to purchase up to additional 900,000 units within 45 days of the closing of the IPO;

WHEREAS, in connection with the IPO, the Seller acquired 1,665,000 shares of Class B common stock of the Company, $0.0001 par value (“Class B Common Stock”), among which, up to 217,174 shares are subject to forfeiture if the Over-allotment Option is not exercised (each, a “Founder Share”, collectively, the “Founder Shares”), at the aggregate purchase price of $24,130.43, or approximately $0.0145 per share (the “Purchase Price”);

WHEREAS, each of the Buyers is an officer or director/director nominee or a personnel (and/or its designee) of the Company;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Seller wishes to transfer to the Buyers and the Buyers wish to acquire from the Seller, the aggregated amount of 60,000 Founder Shares at the Purchase Price immediately prior to or upon the effectiveness of the registration statement in Form S-1 (File No. 333-[●], the “Registration Statement”) in connection with the IPO.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.           Transfer of Shares. Seller hereby agrees to transfer the aggregated amount of 60,000 Founder Shares (collectively, the “Shares”) to the Buyers immediately prior to or upon the effectiveness of Registration Statement (the “Transfer”) as listed on the Schedule I attached hereto; and the Buyers agree to pay the Seller an aggregate amount of approximately $869.57 at the Transfer, in consideration of the transfer of the Shares.

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Section 2.           Potential Forfeiture of Shares.

(a)             In the event that the Company determines for any reason not to nominate, elect or appoint any Buyer as a member of the board of directors of the Company, or if any Buyer otherwise does not become a member of the board of directors of the Company for any reason, on or prior to the closing of the IPO, or if the IPO is not consummated on or prior to [●], 2022, such Buyer shall automatically forfeit all of the Shares held by such Buyer, which Shares shall automatically be assigned and returned to the Seller, and the Seller shall promptly return the applicable portion of the Purchase Price to such Buyer.

(b)            In the event that, following the closing of the IPO and prior to the consummation of a Business Combination, any Buyer resigns or otherwise ceases to serve as a member of the board of the directors for any reason, Seller (or its designee(s)) shall have the right, but not the obligation, to purchase from the Buyer fifty percent (50%) of the Shares purchased by such Buyer hereunder, for a purchase price equal to the per-share purchase price paid by such Buyer for such Shares hereunder. Such right shall be exercisable by Seller at any time prior to the consummation of a Business Combination by providing written notice of such exercise to the applicable Buyer.

(c)            The applicable Buyer shall take all actions as may be reasonably necessary to consummate any forfeiture or sale contemplated by this Section 2, including entering into agreements and delivering certificates and instruments and consents as may be deemed by Seller to be necessary or appropriate, and the applicable Buyer hereby grants to Seller and any representative designated by Seller without further action by such Buyer a limited irrevocable power of attorney to effect any forfeiture or transfer contemplated hereby on behalf of such Buyer, which power of attorney shall be deemed to be coupled with an interest.

Section 3.           No Conflicts. Each party represents and warrants that neither the execution and delivery of this Agreement by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 4.           Investment Representations. Each Buyer represents and warrants, with respect to himself or herself only, as set forth herein. Such Buyer hereby acknowledges that an investment in the Shares involves certain significant risks. Such Buyer has no need for liquidity in its investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. Such Buyer acknowledges and hereby agrees that the Shares will not be transferable under any circumstances unless registered by the Company in accordance with federal and state securities laws or sold in compliance with an exemption under such laws and such transfer complies with all applicable lock-up restrictions on such Buyer (as described in the Company’s draft registration statement on Form S-1, as may be amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the IPO. Such Buyer further understands and agrees that Buyer will be required to execute and deliver (a) a letter agreement including, among other provisions, the foregoing transfer restrictions, and (b) a stock escrow agreement with respect to such shares, in each case as described in the Registration Statement, and that any certificates evidencing the Shares bear a legend referring to such transfer restrictions.

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The Shares are being acquired solely for such Buyer’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and such Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. Such Buyer has been given the opportunity to (i) ask questions of and receive answers from the Seller and the Company concerning the terms and conditions of the Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Seller possesses or can acquire without unreasonable effort or expense that is necessary to assist such Buyer in evaluating the advisability of the purchase of the Shares and an investment in the Company. Such Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. Such Buyer is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Act. In the event such Buyer does not join the Board of Directors of the Company upon the consummation of the IPO (whether and either at the election of the Company or such Buyer for any reason), then the Buyer shall promptly return the Shares to the Company.

Section 5.           Miscellaneous. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

SELLER:

Inkstone Feibo Acquisition Sponsor LLC

By:
Name: I-Fa Chang
Title: Manager

BUYERS:

Hanzhong (Han) Li

Teng-Wei Chen

Kevin Vassily

[Signature Page to Securities Transfer Agreement]

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Schedule I

Name of Transferee	Number of Assigned Shares	Purchase Price
Hanzhong (Han) Li	20,000	$289.86
Teng-Wei Chen	20,000	$289.86
Kevin Vassily	20,000	$289.86
Total	60,000	$869.57

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